UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2014

HIGH PERFORMANCE BEVERAGES COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-55973	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5137 E. Armor St., Cave Creek, AZ 85331

(Address of principal executive offices) (Zip code)

602.326.8290

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2014, High Performance Beverages Company, a Nevada corporation (the “Company”), filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (“Certificate”) with the Secretary of State of the State of Nevada we filed a Certificate of Designation authorizing the issuance of up to 100,000 shares of Series A Preferred Stock. Holders of the Series A Preferred Stock are not entitled to receive dividends or other distributions on shares of Series A Preferred Stock. Upon the occurrence of liquidation, the holders of shares of Series A Preferred Stock are not entitled to any payments for shares of Series A Preferred Stock held. Each share of Series A Preferred Stock shall entitle the holder thereof to vote, on all matters voted on by holders of common stock voting together as a single class with other shares entitled to vote thereon. For so long as Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Series A Preferred Stock being entitled to fifty-one percent (51%) of the total votes on all such matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

A copy of the Certificate is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference in its entirety.

On October 22, 2014, the Board of Directors the Company approved the issuance of 50,000 shares of the Series A Preferred Stock to each of Toby McBride and Mike Holley for their contribution to the Company.

Item 8.01 Other Events.

On October 22, 2014, each of Toby McBride and Mike Holley voluntarily returned 300,000,000 shares of common stock to the Company for the sole purpose of retiring such shares.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFOMANCE BEVERAGES COMPANY

Dated: October 29, 2014	By:	/s/ Toby McBride
Name: Toby McBride
Title: Chief Executive Officer